Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Third Quarter 2013 Financial Results

Newton, MA — November 7, 2013 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended September 30, 2013.

“We continue to see good results from both the roll-out of IT Deal Alert™ and our expansion of direct operations internationally. Despite the continued weakness in the IT market, we believe that our online revenues in Q4 2013 will be roughly flat with online revenues in Q4 2012” said Greg Strakosch, TechTarget CEO. “This will provide the foundation for a return to double digit revenue growth in 2014.”

Q3 2013 online revenue decreased by 8% to $18.8 million compared to Q3 2012. Online revenues represented 85% of total Q3 2013 revenues. Q3 2013 events revenue decreased by 20% to $3.3 million compared to Q3 2012 and represented 15% of total Q3 2013 revenues. Total Q3 2013 revenues decreased 10% to $22.1 million compared to Q3 2012.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate stock-based compensation) for Q3 2013 decreased 38% to $2.7 million compared to $4.4 million for Q3 2012.

The Company generated $5.8 million of cash in the quarter.

Total gross profit margin for Q3 2013 was 70%, compared to 71% for Q3 2012. Online gross profit margin remained flat at 71% in Q3 2013 compared to Q3 2012. Events gross profit margin decreased to 63% for Q3 2013, as compared to 67% for Q3 2012.

Net income was $0.6 million for Q3 2013 compared to $0.7 million in Q3 2012. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q3 2013 was $1.2 million compared to $2.0 million for Q3 2012. Net income per basic share was $0.01 for Q3 of 2013 compared with net income per basic share of $0.02 for Q3 of 2012. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q3 2013 was $0.03 compared to $0.05 for Q3 2012.

The Company’s balance sheet and financial position remain strong. As of September 30, 2013, the Company’s cash, cash equivalents and investments totaled $68.3 million, and the Company had no outstanding bank debt.

In the quarter, the Company purchased 153,740 shares related to its previously announced Stock Repurchase Program at an average price of $4.60 on the open market, reducing the outstanding share count to 38,704,236 shares as of September 30, 2013.

Recent Company Highlights

•	The Company executed a tender offer which resulted in the purchase of 7,100,565 shares at $5 per share for a total cost of approximately $35.5 million. The current outstanding share count is 31,722,421 shares as of November 6, 2013. In the past 3 years, the Company has returned over $83 million to shareholders by repurchasing approximately 15.7 million shares.

•	The roll out of the Company’s new IT Deal Alert Service based on data analytics continues to gain customer acceptance and be on plan. The Company had more than 50 IT Deal Alert customers in Q3. This is up from approximately 25 IT Deal Alert customers in Q2. The Company is forecasting that it will have more than 85 IT Deal Alert customers in Q4.

•	International revenue represented 31% of online revenues in the quarter. International online revenues are up over 25% year-to-date in 2013. The Company is forecasting that healthy international growth will continue in Q4 and 2014.

Financial Guidance

In the fourth quarter of 2013, the Company expects total revenues to be within the range of $23.0 million to $24.2 million; online revenues within the range of $21.5 million to $22.5 million; events revenues within the range of $1.5 million to $1.7 million, and adjusted EBITDA to be within the range of $3.2 million to $4.3 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 7, 2013). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-317-6016 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-317-6016 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 7, 2013 one (1) hour after the conference call through December 9, 2013 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10026502. International callers should dial 1-412-317-0088 and also use the conference number 10026502. The webcast replay will also be available for replay on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Munich, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2013 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert is a trademark of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449 jkelliher@techtarget.com	617-431-9668 pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)
Revenues:
Online	$18,830	$20,447	$57,676	$65,556
Events	3,281	4,102	7,081	9,076

Total revenues	22,111	24,549	64,757	74,632
Cost of revenues:
Online(1)	5,514	5,828	17,580	17,818
Events(1)	1,221	1,371	2,984	3,289

Total cost of revenues	6,735	7,199	20,564	21,107

Gross profit	15,376	17,350	44,193	53,525
Operating expenses:
Selling and marketing(1)	8,773	9,082	26,986	27,472
Product development(1)	1,680	1,919	5,097	5,655
General and administrative(1)	3,595	3,433	10,547	10,061
Depreciation	961	850	2,818	2,428
Amortization of intangible assets	474	843	1,756	2,654

Total operating expenses	15,483	16,127	47,204	48,270

Operating (loss) income	(107)	1,223	(3,011)	5,255
Interest income, net	21	37	15	85

(Loss) income before (benefit from) provision for income taxes	(86)	1,260	(2,996)	5,340
(Benefit from) provision for income taxes	(663)	588	(1,160)	2,338

Net income (loss)	$577	$672	$(1,836)	$3,002

Net income (loss) per common share:
Basic	$0.01	$0.02	$(0.05)	$0.07

Net income (loss) per common share:
Diluted	$0.01	$0.02	$(0.05)	$0.07

Weighted average common shares outstanding:
Basic	39,049	40,328	39,394	40,125

Weighted average common shares outstanding:
Diluted	39,502	40,878	39,394	40,894

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$43	$50	$128	$150
Cost of events revenues	4	4	12	12
Selling and marketing	645	824	1,936	2,213
Product development	52	66	154	194
General and administrative	638	543	1,798	1,341

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)
Net income (loss)	$577	$672	$(1,836)	$3,002

Interest income, net	(21)	(37)	(15)	(85)
(Benefit from) provision for income taxes	(663)	588	(1,160)	2,338
Depreciation	961	850	2,818	2,428
Amortization of purchase price adj.	33	—	146	—
Amortization of intangible assets	474	843	1,756	2,654

EBITDA	1,361	2,916	1,709	10,337

Stock-based compensation expense	1,382	1,487	4,028	3,910

Adjusted EBITDA	$2,743	$4,403	$5,737	$14,247

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)
Net income (loss)	$577	$672	$(1,836)	$3,002

Amortization of intangible assets	474	843	1,756	2,654
Stock-based compensation expense	1,382	1,487	4,028	3,910
Amortization of purchase price adjustment	33	—	146	—
Impact of income taxes	(1,216)	(981)	(2,128)	(2,608)

Adjusted net income	$1,250	$2,021	$1,966	$6,958

Net income (loss) per diluted share	$0.01	$0.02	$(0.05)	$0.07
Weighted average diluted shares outstanding	39,502	40,878	39,394	40,894

Adjusted net income per share	$0.03	$0.05	$0.05	$0.17
Adjusted weighted average diluted shares outstanding	39,502	40,878	39,861	40,894

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	467	—

Weighted average diluted shares outstanding	39,502	40,878	39,394	40,894

TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2013

(in $000’s)

	For the Three Months Ended December 31, 2013
	Range
Revenues	$23,000	$24,200

Adjusted EBITDA	$3,228	$4,328

Depreciation, amortization and stock-based compensation	2,899	2,899
Interest and other income, net	10	10
Provision for income taxes	129	547

Net income	$210	$892